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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

         Subsidiary                                                          Jurisdiction of Incorporation
         ----------                                                          -----------------------------
         Shenzhen Jinzhenghua Transport Industrial Development      A company organized under the laws of the People's
         Co. Ltd.                                                   Republic of China


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